AMENDED AND RESTATED
                            PHANTOM WORKING INTEREST
                                 INCENTIVE PLAN
                                       OF
                           HALLWOOD ENERGY CORPORATION

         Hallwood Energy Corporation, a Delaware corporation (the "Company"), hereby establishes the following Incentive Plan, in order to provide greater incentive and motivation to the Company's key personnel and consultants to increase the total oil and gas reserves of the Company and to enhance the Company's ability to attract, motivate and retain key employees and consultants upon whom, in large measure, the success of the Company depends.

                                    ARTICLE I
                                   Definitions

         The following words and phrases shall have the meaning set forth below unless the context clearly indicates otherwise:

     "Affiliates" means the affiliates of the Company which hold title, on behalf, of the Company, to the Company oil and gas assets, including, but not limited to, HEC Acquisition Corp., EM Nominee Partnership Company, HCRC Acquisition Corp., Hallwood Consolidated Partners L.P., Hallwood San Juan I Limited Partnership and La Plata Associates LLC.

         "Beneficiary" means a Beneficiary designated pursuant to Section 2.2.

         "Board" means the Board of Directors of the Company or any committee of the Board of Directors to which the Board may delegate its authority to act in connection with this Plan from time to time.

         "Buy-Out Value" shall mean that percentage of the net present value of the then remaining proven reserves of an Eligible Domestic Well, as determined by the Board at the time any award is made under the Plan. The net present value of the then remaining proven reserves of an Eligible Domestic Well shall be determined based on the Reserve Report. If the net present value of the proven reserves of an Eligible Domestic Well is less than zero, the Buy-Out Value shall be zero.

             "Cash Flow" means, as to an Eligible Domestic Well, with regard to the period in question, (i) all revenues received by the Company or its Affiliates from the sale of production or monetization of tax credits from the Eligible Domestic Well, plus all proceeds received from the sale or transfer of all or part of an interest in the Eligible Domestic Well to other than an Affiliate, less in each case (A) all operating expenses paid by the Company or its Affiliates and normally attributable to a working interest; (B) all amounts paid by the Company or its Affiliates to improve, recomplete or maintain the production from an Eligible Domestic Well (other than amounts spent in connection with the initial spudding, drilling and first Completion of the Eligible Domestic Well or recompletion of a Marginal Well); and (C) all severance, production or other production related taxes paid by the Company and its Affiliates and applicable to the Eligible Domestic Well; Cash Flow means, as to a Non-Domestic Project, with regard to the period in question (i) revenues received by the Company or its Affiliates in connection with services for the operation of such Non-Domestic Project, including fees received for the lifting of oil or gas, plus all cash received from the sale or transfer of all or part of an interest in a Non-Domestic Project or, if the consideration for such sale is not in cash, then a cash amount equal to the value received by the Company or its Affiliates for such Non-Domestic Project (if no allocation of value for such Non-Domestic Project is provided or if the consideration received by the Company or its Affiliates cannot be readily valued, the Company and a majority of the affected Participants may agree on an allocation, which allocation shall be binding on all Participants, or a third party appraisal may be obtained, at the Company's cost), less in each case (A) all operating expenses paid by the Company or its Affiliates and normally attributable to an interest in a Non-Domestic Project, (B) all amounts paid by the Company or its Affiliates to improve, recomplete or maintain production from a Non-Domestic Project (other than amounts spent in connection with the initial spudding, drilling and completion of wells within a Non-Domestic Project or the signing bonuses and costs typically associated with the acquisition of an interest in a Non-Domestic Project) and (C) all severance, production, excise or other production related taxes paid by the Company and its Affiliates and applicable to the Non-Domestic Project. In the event that Eligible Domestic Wells or Non-Domestic Projects are transferred in connection with an exchange of properties, then at the Board's discretion, the new property or properties received in exchange for the transferred Eligible Domestic Wells or the non-Domestic Projects may be substituted into a Plan, rather than considering their value as cash received from the transfer of such properties.

         "Change of Control" shall mean the occurrence of:

         a. An acquisition of any voting securities of the Company (the "Voting Securities") by any Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than The Hallwood Group Incorporated and its affiliates, immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding Voting Securities;

         b.  The  individuals  who, as of the effective date of this  Agreement, are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board of Directors of the Company (the "Board"); provided, however, that if the election, or nomination for election by the Company's common stockholders, or any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14A-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         c.  Approval by stockholders of the Company of:

               i. A merger, consolidation or reorganization involving the Company, unless:

                  1. The stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

                  2. The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; or

             ii.  A complete liquidation or dissolution of the Company; or

             iii. An  agreement  for the  sale or  other  disposition  of all or substantially all of the assets of the Company to any Person (other than a transfer to a wholly owned subsidiary.

         d. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired beneficial ownership of more than the permitted percent of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change of Control shall occur.

         "Company" means Hallwood Energy Corporation and any successor thereto.

         "Completion" of an Eligible Domestic Well or a "Completed" Eligible Domestic Well means (i) with regard to an initial drilling, the date such well is spud; (ii) with regard to the recompletion of a Marginal Well, the date when a completion, workover or drilling rig is moved in and rigged up in preparation of imminent work initiation or (iii) with regard to secondary or tertiary recovery operations, the date of first injection of any fluids used for secondary or tertiary recovery.

         "Effective Date" means June 8, 1999.

         "Eligible Domestic Well" means any well located in the continental United States and Completed within the Plan Year, any recompleted Marginal Well and any secondary or tertiary recovery operation (in which case the value to be assigned to such secondary or tertiary recovery wells not already included in a Plan, shall be calculated by holding constant the proven developed producing reserve rate at the time of first injection, and only considering the cash flow from production above that rate as Cash Flow to the Plan).

         "Key Employee" means an employee or consultant of the Company or its affiliate, Hallwood Petroleum, Inc., whom the Board, in its sole discretion, determines has or may substantially benefit the Company.

         "Marginal Well" means any Eligible Domestic Well having a net present value, in the Reserve Report of less than or equal to $25,000.

         "Non-Domestic Project" means any project undertaken by the Company or its Affiliates in which the properties owned, operated or serviced by the Company or its Affiliates are outside of the continental United States. The timing of inclusion of a Non-Domestic Project in the Plan and the properties and/or contracts which would be considered to constitute a Non-Domestic Project shall be as determined and described by the Board at the time of the annual determination of Participants and awards, and may include Non-Domestic Projects which were commenced in prior years.

         "Participant" means a Key Employee who is selected by the Board to participate in the Plan for any Plan Year.

         "Participation Point" means one percent of the Plan Cash Flow for any Plan Year; 100 Participation Points shall be awarded to Participants in any Plan Year during which any awards are made.

         "Plan" means this Incentive Plan of Hallwood Energy Corporation.

         "Plan Cash Flow" means the aggregate percentage of the Affiliates' collective interest in the Cash Flow of the Eligible Domestic Wells and the Non-Domestic Projects that the Board determines for any Plan Year to allocate to the Plan, and which is to be divided among the Participants based on Participation Points. In the Board's discretion, it may allocate different percentages of Cash Flow for Eligible Domestic Wells and Non-Domestic Projects.

         "Plan Distributions" attributable to any Participant's Participation Points means (i) the Plan Cash Flow attributable to the Participation Points
(ii) the  Buy-Out  Value of Eligible  Domestic  Wells upon  buy-out  pursuant to
Section 3.2 and (iii) any payments made to a Participant because of termination of employment as described in Article V herein, or termination of all of part of the Plan as described in Article VII herein.

         "Plan Year" means the twelve-month calendar year.

         "Reserve Report" means the most recent regularly prepared reserve report which applies the rules and regulations of the Securities and Exchange Commission, except that the five-year average prices used by the Company for its then current planning purposes, rather than year-end prices, shall be used.

         "Termination for Cause" means termination which is initiated by the Company for either serious misconduct or sub-standard performance.

         "Termination Value" is defined in Section 5.3.

                                   ARTICLE II
                            Participation in the Plan

         2.1 Eligibility. Any Key Employee of the Company shall be eligible to be selected as a Participant in the Plan. A Key Employee shall become a Participant upon receiving an award of Participation Points by the Board, which may take into consideration, among other factors, the recommendation of the Company's executive officers, the Key Employee's position, salary, and individual contribution to the performance of the Company's Affiliates. Only Key Employees who are employed by or engaged as consultants to the Company on the date of the award by the Board shall be eligible to be awarded Participation Points.

         2.2 Enrollment Procedure. Each Participant shall complete, sign, and return to the Company's Human Resources department an enrollment form supplied by the Company. The enrollment form shall state, among other information, the Participant's address and date of birth and a designation of the names and addresses of the Participant's beneficiaries. The Participant will not be entitled to receive any payments with respect to the Plan until the Participant has properly returned the enrollment form.

         2.3 Determination of Participants and Awards. The Board may determine annually the Key Employees who are to be Participants in the Plan with respect to the Plan Year, the percentage of the total Plan Cash Flow to be allocated to awards for the Plan Year, the Plan Buy-Out Value, the Non-Domestic Projects to be included in the Plan and the Participation Points to be awarded to each Participant. The Board may make these determinations in its sole discretion, and may award all Participation Points for a Plan Year to one Participant. It is anticipated that determinations of the Plan Cash Flow allocated for a Plan Year, the Participants, the Plan Buy-Out Value and the Participation Points for a Plan Year will be made in the first quarter of each year. The Board is not required to allocate any Plan Cash Flow for a Plan Year.

                                   ARTICLE III
      Allocation and Distribution of Cash Flow from Eligible Domestic Wells

         3.1 Distributions. On all outstanding awards, the Company shall distribute to each Participant the portion of the Plan Cash Flow from Eligible Domestic Wells attributable to the Participation Points then held by the Participant for each Plan Year. The distributions shall be made quarterly to each Participant or his Beneficiary in the amount of such person's allocable share of the Plan Cash Flow from Eligible Domestic Wells for the preceding quarter, less any applicable withholding of income taxes or other amounts. Distributions shall be made within thirty days of the end of a quarter.

         3.2 Buy-Out. Subject to Articles V and VII, in the sixth calendar year after the award of Participation Points, a Participant shall receive the Buy-Out Value of all Eligible Domestic Wells included in that Plan. All payments under this section shall be made on or before the end of the first quarter of the sixth year.

                                   ARTICLE IV
      Allocation and Distribution of Net Income from Non-Domestic Projects

         4.1 Distribution of Cash Flow from Non-Domestic Projects. In order to recognize that Non-Domestic Projects are by their nature longer lived than Eligible Domestic Wells and that future exploitation of Non-Domestic Projects needs to be encouraged, the revenues from a Non-Domestic Project shall be allocated to successive Plan Years, commencing in the first year in which revenues are received from a Non-Domestic Project. To the extent revenues from a Non-Domestic Project are allocated to a Plan Year, such allocation will automatically terminate ten years after the year in which net revenues were first received from such Non-Domestic Project. It is anticipated that no more than five Plan Years will be associated with any single Non-Domestic Project, and that once a Non-Domestic Project is designated for a Plan Year, the next four Plans will also include such Non-Domestic Project. However, at the Board's discretion, more or less than five Plans may include the same Non-Domestic Project. The distributions shall be made annually to each Participant or his Beneficiary in the amount of such person's allocable share of the Plan Cash Flow from Non-Domestic Projects for the preceding year, less any applicable withholding of income taxes or other amounts. Distributions shall be made on or before the end of the first quarter following the end of the year.

         4.2 Allocation of Cash Flow from Non-Domestic Projects Among Plan Years. To the extent Cash Flow from Non-Domestic Projects is allocated among more than one Plan Year, such Cash Flow shall be allocated among the respective Plan Years in accordance with a formula based on a fraction in which the numerator is one, and the denominator is the number of Plan Years which participate in Cash Flow from the Non-Domestic Project. For example, if a Non-Domestic Project is included in three separate Plan Years, then the amount of the total Plan Cash Flow (as determined by the Board pursuant to Section 2.3 herein) to be allocated among each Plan Year which includes such Non-Domestic Project shall be determined based on a fraction, the numerator of which shall be one, and the denominator of which shall be three (the number of Plan Years which include such Non-Domestic Project). Further, if the total Plan Cash Flow determined by the Board to be allocated to a Plan Year in the first year the Non-Domestic Project is included is .04%, and there are subsequently two additional Plan Years which include such Non-Domestic Project, then the Board in its discretion may determine that the fraction used to allocate Cash Flow from such Non-Domestic Project among the Plan Years should be 1/3; each Plan would be allocated one-third of .04% of the Cash Flow from such Non-Domestic Project.

     4.3 No Buy-out of Participant's Interest in Non-Domestic Projects. There is no buy out of a Participant's interest in any Non-Domestic Project, except as provided in Articles V and VII.


                                    ARTICLE V
                                     Vesting

         5.1 Termination for Cause If a Participant's employment or consultancy with the Company or its Affiliates is terminated by the Company as a Termination for Cause, the Participant shall cease, effective as of the effective date of such termination, to be a Participant in this Plan and shall have no further rights under the Plan, and all Participation Points of the Participant under this Plan shall be canceled without payment of any compensation and the former Participant shall not thereafter receive any Plan Distributions. Any Participation Points canceled hereunder and the related Plan Cash Flow shall revert to the Company, and shall not be available to any other Participant.

         5.2 Termination Other Than for Cause. If a Participant's employment or consultancy with the Company or its Affiliates is terminated by the Company for any reason other than a Termination for Cause, the Participant shall receive a cash lump sum payment equal to the Termination Value of such Participant's interest in the Plan as of such termination, calculated as described in Section 5.3.

         5.3 Determination of Termination Value of Participant's Interest in Plan. The Termination Value of a Participant's interest in a Plan shall be 100% of the fair market value of the Cash Flow from Non-Domestic Projects allocated to the Plan, plus (a) as applied to Section 5.2 or 7.1(a), 100% of the net present value of the then remaining proven reserves of an eligible Domestic Well determined based on the Reserve Report, but not less than zero; or (b) as applied to Section 7.1(b), the greater of (i) 100% of the net present value of the then remaining proven reserves of all Eligible Domestic Wells based on the most recently prepared Company reserve report, applying the rules and regulations of the Securities and Exchange Commission, except that the average of basis adjusted prices from the New York Mercantile Exchange for the preceding three months shall be used, or (ii) 100% of the net present value of the then remaining proven reserves of all Eligible Domestic Wells based on the most recently prepared Company reserve report, applying the rules and regulations of the Securities and Exchange Commission, except that the five-year average prices used by the Company for its then current planning purposes shall be used. The Termination Value shall take into account the Participation Points held by the Participant in the pertinent Plan Years at the date of termination of employment or consultancy, or at the date of the termination of the Plan, as the case may be. In determining the fair market value of Cash Flow from Non-Domestic Projects, the Participant and the Company shall mutually agree on such value, or if they cannot, then an independent appraiser shall be jointly selected by the Participant and the Company, and such independent appraiser's valuation shall be binding on the Participant and the Company. The Company shall bear the expense of any such appraiser. Payment of the Termination Value determined under this
Section 5.3 shall be made as to Eligible Domestic Wells within sixty days of the event triggering such determination, and as to Non Domestic Projects, within thirty days of either the mutual agreement of such value or the receipt of the independent appraisers' valuation, as the case may be.

         5.4 Resignation If a Participant's employment or consultancy with the Company or its Affiliates is terminated by the Participant as a result of the Participant's voluntary resignation, the Participant shall cease, effective as of the effective date of such resignation, to be a Participant in this Plan and shall have no further rights under the Plan, and all Participation Points of the Participant under this Plan shall be canceled without payment of any compensation and the former Participant shall not thereafter receive any Plan Distributions. Any Participant Points canceled hereunder and the related Plan Cash Flow shall revert to the Company and shall, at the discretion of the Board, be available to any other Participant.

         5.5 Death or Disability If a Participant dies or is permanently and totally disabled, the Participant (or the Participant's Beneficiary) shall, at the option of the Company, (a) continue to receive Plan Distributions in the same manner as though such Participant were still employed by the Company, or
(b) receive a cash lump sum payment equal to the fair market value of such Participant's interest in the Plan or Plans in which he participates, as determined pursuant to Section 5.3.

                                   ARTICLE VI
                  Allocation of Administrative Responsibilities

         6.1 The Company. The Company shall be responsible for keeping accurate books and accounts with respect to all Eligible Domestic Wells, Non-Domestic Projects, Plan Cash Flow and Plan Distributions and making the payments to Plan Participants provided by the Plan.

         6.2 The Board. The Board of the Company shall administer the Plan and shall have all powers necessary for that purpose, including, but not limited to, the power to interpret the Plan, to determine the eligibility, status and rights of all persons under the Plan, and to make all determinations required to be made under the Plan.

         6.3 Others. The Board of the Company may designate one or more persons who may, but need not be, employees of the Company or an Affiliate , to assist it in the ministerial tasks required in administering the Plan. The Company hereby indemnifies each person so designated by the Board against any and all claims, loss, damages, expense and liability arising from any action or failure to act with respect to the Plan, except when the same is judicially determined to be due to the fraud, gross negligence or willful misconduct of such person.

                                   ARTICLE VII
                        Termination and Amendment of Plan

         7.1 (a) Termination of Plan Upon Notice . The Company presently intends to continue the Plan indefinitely, but the continuance of the Plan is not assumed as a contractual obligation and the Company may terminate the Plan at any time by delivering written notice of termination to each Participant and Beneficiary then entitled to receive distributions pursuant to the Plan. Upon such termination, all affected Participants shall receive a cash lump sum payment equal to the Termination Value of each such Participant's interest in the terminated Plans, calculated as described in section 5.3.

                  (b) Termination of Plan Upon Change of Control. Upon a Change of Control, the Plan shall terminate. Upon such termination, all affected Participants shall receive a cash lump sum payment equal to the Termination Value of each such Participant's interest in the terminated Plans, calculated as described in Section 5.3.

         7.2 Procedure Upon Termination of a Plan. Upon termination of the Plan under Section 7.1(a) or (b), the Company shall distribute to each Participant or Beneficiary then participating in the Plan, in one lump sum or in three equal annual installments with interest at the base rate required in order to avoid the imputation of interest under section 483 of the Internal Revenue Code, or any successor provision, the amount determined pursuant to section 7.1 and
Section 5.3. The method of payment shall be as elected by a Participant.

         7.3 Amendment by the Company. The Company may at any time amend the Plan in any respect by action of its Board, but no amendment shall be made that would have the effect of materially and adversely affecting the economic interest of any person under the Plan with respect to previously awarded Participation Points.

                                   ARTICLE VI
                                  Miscellaneous

     8.1 Right to Dismiss Employees and Consultants. The Company may terminate the employment of any employee or consultant at any time for any reason as freely as if this Plan were not in existence.

     8.2 Source of Benefits. The obligations hereunder are undertaken by the Company and the Affiliates, and all benefits payable under the Plan shall be paid solely from the general assets of the Company and/or its Affiliates, and shall be allocated among the Company and its Affiliates in proportion to their ownership of Eligible Domestic Wells and Non-Domestic Projects included in the Plan. No allocation of interests or income on the books of the Company or the Affiliates shall be deemed to create a separate fund or any ownership interest on the part of any Participant in any Eligible Domestic Wells being used to measure Plan Distributions or in any production from properties.

     8.3 No Ownership of Properties; Other Rights. Nothing contained in this Plan shall in any way restrict the right of the Company or the Affiliates in their discretion to operate, abandon, sell, transfer, mortgage, encumber or otherwise deal with the Eligible Domestic Wells on Non-Domestic Projects giving rise to the revenues used to measure Plan Distributions. Any rights accruing to a Participant or other person under the Plan are solely those of an unsecured general creditor of the Company. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan will create or be construed to create a trust of any kind, or a pledge, or an economic interest in the Eligible Domestic Wells, the Non-Domestic Projects or a fiduciary relationship between the Company, an Affiliate, and a Participant or any other person. Nothing in the Plan will be construed to require that any fund be maintained or any amount be segregated for a Participant's benefit.

     8.4 Sale of Eligible Domestic Wells or Non-Domestic Projects. If an Eligible Domestic Well or Non-Domestic Project is sold or in any way transferred to other than an Affiliate during the time that such Eligible Domestic Well or Non-Domestic Project is subject to the Plan, the value of the consideration received in connection with the transfer will be considered to be Cash Flow from such Eligible Domestic Well or Non-Domestic Project and will be distributed as Plan Cash Flow at the time and in the manner required by Section 3.1 or 4.1, as the case may be.

     8.5 Deductibility under Internal Revenue Code. If the Company believes in good faith that a Participant may receive total compensation from the Company in one calendar year in excess of the amount which may be deducted by the Company under Internal Revenue Code section 162 (m), then the Company may defer such excess payments until the first year when they would be deductible.

     8.6 Beneficiaries. In the absence of an effective Beneficiary designation as to any portion of a Participant's interest under the Plan (if such Participant is a natural person), pursuant to Section 2.2 hereof, Plan Distributions attributable to such interest shall be paid to the Participant's personal representative, but if the Company believes that none had been appointed within six months after the Participant's death, the Company may elect not to pay such income until a personal representative has been appointed or may pay such income to the Participant's surviving spouse, or if none, to his surviving children and issue of deceased children by right of representation, or if there be none, to his surviving parents.

     8.7 Non-Transferability of Benefits. No Participant or other person shall have any right to assign, alienate, transfer, hypothecate, encumber or anticipate any interest in any benefits under this Plan, nor shall such benefits be subject to any legal process to levy upon or attach the same for payment of any claim against any such Participant or other person through any process whatsoever, and any attempt to cause such rights to be so subjected will not be recognized except to such extent as may be required by law.

     8.8 Payment Due Minor or Incapacitated Persons. If any person entitled to a payment under the Plan is a minor, or if the Company determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as such, the Company shall have the power to cause the payments becoming due to such person to be made to his personal representative or to another for his benefit, without responsibility of the Company to see to the application of such payments. The Company shall have no responsibility to investigate the physical or mental condition of a Participant and any determination of disability made by the Company shall be binding on the Participant and all other persons. Payments made pursuant to such power shall operate as a complete discharge of the Plan and the Company.

     8.9 Disposition of Unclaimed Payments. Pursuant to Section 2.2, each Participant who is a natural person must file with the Company from time to time in writing his address and the address of each of his Beneficiaries and each change of address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Company, or if no address is filed with the Company then at his last post office address as shown on the Company's records, will be binding on the Participant and his Beneficiaries for all purposes of the Plan. The Company shall not be required to search for or locate a Participant or Beneficiary. If the Company notifies a Participant or Beneficiary that he is entitled to a distribution and also notifies him of the provisions of this section, and the Participant or Beneficiary fails to make his address known to the Company within three calendar years after the notification, the Participation Points of the Participant
Beneficiary will be forfeited and canceled as of the end of the Plan Year following the expiration of such three year period.

     8.10 Use of Term "Key Employee". The use herein of the defined term "Key Employee" is a matter of convenience only, and is not intended to create an employer/employee relationship between the Company or its Affiliates and any consultant who may be a Participant. Nothing herein shall be construed to make any consultant who is a Participant the employee of the Company or its Affiliates.

     8.11 Governing Law. The construction and interpretation of this Plan shall be governed by the laws of the State of Colorado.

     8.12 Pronouns; Gender and Number. Unless the context clearly indicates otherwise, words in any gender shall include the other genders and the singular shall include the plural and vice versa.

Executed as of January 31, 2001

                              HALLWOOD ENERGY CORPORATION

                              William L. Guzzetti
                              President

                              HEC ACQUISITION CORP.


                              William L. Guzzetti
                              President

                              EM NOMINEE PARTNERSHIP COMPANY

                              By HEC Acquisition Corp., general partner

                              William L. Guzzetti
                              President

                              HCRC ACQUISITION CORP.
                              By Hallwood Consolidated Resources
                                       Corporation, its successor by merger


                              William L. Guzzetti
                              President

                              HALLWOOD CONSOLIDATED PARTNERS, L.P.
                              By Hallwood Consolidated Resources Corporation,
                                general partner


                              William L. Guzzetti
                              President